SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM S-1/A
Amendment # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PREMIER PACIFIC CONSTRUCTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	1520	90-0920687
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13103 GOLDEN WAY
POWAY,  CA  92064
(858) 748-7152
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INCORP SERVICES, INC.
2360 CORPORATE CIRCLE, SUITE 400
HENDERSON,  NV  89074-7722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

KAREN A. BATCHER, ESQ.
SYNERGEN LAW GROUP, APC
819 ANCHORAGE PLACE, SUITE 28
CHULA VISTA, CA 91913
(619) 475-7882
(Copies of Communications to:)

FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:
☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
COMMON	286,000	$0.10	$28,600	$3.68

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PROSPECTUS

Subject to completion, dated August 21 , 2014

286,000 SHARES OF
PREMIER PACIFIC CONSTRUCTION, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering the 286,000 common shares offered through this prospectus.  The 286,000 common shares offered by the selling shareholders represent 22.2% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.10 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	None	$0.10
Total	$28,600	None	$28,600

The 286,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders. Our common stock is presently not traded on any market or securities exchange.  The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and/or the middle tier of the OTC Market known as the OTCQB, and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the over-the-counter market, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The selling security holders may be deemed underwriters.

We are not a “blank check” company as defined by Rule 419 of Regulation C under the Securities Act of 1933, as amended, (the “33 Act”), and have no intention to engage in a business combination.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: August 21 , 2014

Please read this prospectus carefully.  It describes our business, our financial condition and results of operations.  We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Premier Pacific Construction,” “Company,” “we,” “us” and “our” refer to Premier Pacific Construction, Inc., a Nevada corporation.

Overview

We were incorporated on March 14, 2012 in the State of Nevada.  In March 2012, we completed a merger with Premier Pacific Construction, Inc., a California corporation (“PPC-CA”).  PPC-CA was originally formed in 2000 by our President, Richard Francella to provide general contracting and construction services within San Diego County, California.  Since our inception, we have operated as a construction company providing general contracting and construction services to both residential and commercial clients.

Our plan is to continue to provide general contracting and construction services as we have done for more than a decade.  In addition, we are also pursuing opportunities to work with homeowners who wish to sell their homes in the currently weak real estate market and wish to make certain renovations and upgrades to increase their potential sales price.  In order to assist the homeowners, we will complete the renovations and upgrades (hereinafter “pre-sale renovation and upgrade services”) with no up-front out of pocket costs to the homeowner.  Rather, the homeowner will agree to pay for our services through escrow when they sell.  We plan to market our services to real estate brokers.

We have not yet begun marketing our pre-sale renovation and upgrade services to real estate brokers and have expended zero funds on marketing our pre-sale renovation and upgrade services to date.  We have only established a few business relationships with real estate brokers in San Diego County.  Our current lack of assets and no plan for obtaining additional funding may preclude our ability to execute on our business plan.

The Company will most likely require additional funding for development and this additional funding may be raised through debt or equity offerings.  Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to obtain and there is no guarantee that the Company will be able to raise any capital through any type of offerings. For these reasons, our auditor has expressed substantial doubt about our ability to continue as a going concern.

We are pursuing public company status at this time, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.

Investing in our common stock involves a high degree of risk.  You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 2 below, together with all of the other information in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in shares of our common stock.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.  If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Where You Can Find Us

Our principal executive office is located at 13103 Golden Way, Poway, CA 92064, and our telephone number is (858) 748-7152.

The Offering

Common stock offered by selling security holders	286,000 shares of common stock. This number represents 22% of our current outstanding common stock (1).

Common stock outstanding before the offering	1,286,000 common shares as of August 21 , 2014.

Common stock outstanding after the offering	1,286,000 shares.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

(1) Based on 1,286,000 shares of common stock outstanding as of August 21 , 2014.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of June 30, 2014  are derived from our unaudited financial statements for the period ending June 30, 2014 and our audited financial statements for the year ending December 31, 2013.

	For the fiscal period ended June 30, 2014 (Un-Audited)	For the fiscal year Ended December 31, 2013 (Audited)
STATEMENT OF OPERATIONS

Gross Profit	$31,477	$6,359
Professional Fees	0	12,351
General and Administrative Expenses	2,072	12,944
Total Operating Expenses	2,072	25,295
Net Profit (Loss)	11,916	(18,936)

	As of June 30, 2014 (Un-Audited)	As of December 31, 2013 (Audited)
BALANCE SHEET DATA

Cash	$10,888	$17,506
Total Assets	12,507	19,125
Total Liabilities	6,963	29,732
Total Stockholders’ Equity (Deficit)	5,544	(10,607)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

Our Auditor Has Expressed Substantial Doubt as to Our Ability to Continue as a Going Concern.

We have an accumulated deficit through June 30, 2014 of $ 29,497. The Company will most likely require additional funding for development and this additional funding may be raised through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to obtain. There is no guarantee that the Company will be able to raise any capital through any type of offerings. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

We May Face Difficulties in Finding Suitable Selling Homeowners.

Our principal business strategy is to contract with homeowners who wish to sell their homes. We will provide the services necessary to renovate and upgrade their properties so they can be sold at a substantially higher price. We have few established business relations with local real estate brokers, having expended zero amounts on such activities to-date. There can be no assurance that our business expansion activities will be successful in creating the desired access to real estate brokers and selling homeowners who would desire our services.

We Need Additional Capital to Develop our Business.

The development of our pre-sale renovation and upgrade services to selling homeowners will require the commitment of substantial resources to implement our business plan.  As of June 30, 2014, we had $10,887 cash on hand. If we do not realize any revenue from operations, the cash on hand will permit us to operate for approximately three months, but will not allow us to implement development of our pre-sale renovation and upgrade services.  In light of the fact that the Company has nominal cash and that customers will not contribute to upfront costs of projects, it will not be able to implement its plan to expand its business unless its existing operations grow or unless it obtains additional financing.  Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.  The sale of additional equity securities will result in dilution to our stockholders.  The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.  If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

We Are Dependent Upon Our Current President.

We currently are managed by our President and we are entirely dependent upon him in order to conduct our operations.  If our current President are no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our Sole Director Has the Power in Determining Corporate Transactions.

Our sole officer and director has, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  He will have the power in determining the outcome of all corporate transactions and other matters, including the ability determine their salaries and perquisites which might result in lack of funds available for net income.

Our Business Mode Requires The Use Of Outside Personnel, Who May Not Be Available When Needed.

The Company seeks to grow its business in the renovation and upgrading of real estate properties prior to sale, while maintaining a low cost of operations.  The Company will not retain any employees for this sector of its business, and instead hire a core group of independent contractors on an as needed basis.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

There Is Risk That We May Never Get Paid for Renovations and/or Upgrades We Provide.

Our business plan includes making renovations and/or upgrades to residential properties, in order to increase the market value prior to the homeowner selling. Our plan is to complete the renovations and upgrades at no upfront cost to the homeowner, but rather, to get paid through escrow.  However, there is no assurance that we will get paid for our services or supplies if the homeowner decides not to sell the property.

A Substantial Increase in Mortgage Interest Rates or Unavailability of Mortgage Financing May Reduce Consumer Demand for Our Homes.

Virtually all purchasers of homes finance their acquisitions through lenders providing mortgage financing.  A substantial increase in mortgage interest rates or unavailability of mortgage financing would adversely affect the ability of prospective first time and move-up homebuyers to obtain financing for our clients’ homes, as well as adversely affect the ability of prospective move-up homebuyers to sell their current homes.  As a result, once we commit to provide pre-sale renovation and upgrade services to a client, our margins, revenues, and cash flows may also be adversely affected.

We May Be Subject to Significant Potential Liabilities Because of Construction Defect Claims Made Against Us.

As a general contractor, we have been, and continue to be, subject to construction defect claims by homeowners, even if the construction was performed by a subcontractor.

Construction defect claims can be costly.  Although we have obtained insurance for construction defect claims, such policies may not be available or adequate to cover any liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of uninsurable events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

Fluctuations in Real Estate Values May Negatively Affect Our Ability to Collect From Homeowners at Closing.

Our business will be subject to significant variability and fluctuations in real estate values.   As a result, a homeowner for which we provided pre-sale renovation and/or upgrades may not be able to sell the property at a high enough price to pay us in full for labor and materials provided by us.    It is foreseeable that some write-offs may be material, which could a material adverse effect on our business, liquidity, financial condition and results of operations.

Inflation Could Adversely Affect Our Business and Financial Results.

Inflation could adversely affect us by increasing the costs of land, raw materials and labor needed to operate our business.  If our costs increase after we have committed to a project, we will not be able to pass those increases on to the customer.  Inflation typically also accompanies higher interests rates, which could adversely impact potential customers’ ability to sell his or her property, which could cause significant delays in receiving payment by the homeowner after project completion.

The Construction Industry is Highly Competitive

The construction business is highly competitive.  Our main competitors will be firms offering similar services.  The barrier to entry is extremely low for this industry, and there are many competitors that offer real estate upgrades and renovations.  If our competitors agree to provide the same services under substantially the same terms at lower prices than we can offer, we may lose our ability to obtain new clients.

We May Incur Significant Costs To Be A Public Company To Ensure Compliance With U.S. Corporate Governance And Accounting Requirements And We May Not Be Able To Absorb Such Costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

The Costs of Being a Reporting Company Might Give Us a Competitive Disadvantage

Companies in our industry appear to consist of mostly non-public companies.  As such, most of our competitors do not have the added expenses associated with being a reporting company.  This may give other companies a competitive advantage over us.

The Lack Of Public Company Experience Of Our Management Team Could Adversely Impact Our Ability To Comply With The Reporting Requirements Of U.S. Securities Laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our senior management has never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.   Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

Our Status As an “Emerging Growth Company” Under the Jobs Act Of 2012 May Make It More Difficult To Raise Capital If the Need Arises

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We Will Not Be Required To Comply With Certain Provisions of the Sarbanes-Oxley Act for As Long As We Remain an “Emerging Growth Company”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, which would be in our second annual report regardless of whether we continue to qualify as an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.”  At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced Disclosure Requirements Applicable To Emerging Growth Companies May Make Our Common Stock Less Attractive To Investors

As an “emerging growth company” ,we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As An "Emerging Growth Company" Under The Jumpstart Our Business Startups Act (JOBS), We Are Permitted To Rely On Exemptions From Certain Disclosure Requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company until the earlier of:
(1)  the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, as defined in Exchange Act Rule 12b-2 as a company with a public float of at least $700 million and has been reporting for at least one year, or
(2)  the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.  Specifically, similar to "emerging growth companies," "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We Will Elect To Take Advantage Of The Extended Transition Period For Complying With New Or Revised Accounting Standards Under Section 102(B)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We May Never Pay Any Dividends To Shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The Offering Price Of The Common Stock Was Determined Based On The Price Of Our Private Offering, And Therefore Should Not Be Used As An Indicator Of The Future Market Price Of The Securities. Therefore, The Offering Price Bears No Relationship To Our Actual Value, And May Make Our Shares Difficult To Sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

You Will Experience Dilution Of Your Ownership Interest Because Of The Future Issuance Of Additional Shares Of Our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 75,000,000 shares of common stock,  par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock may be quoted on the OTCBB and/or OTCQB.

Our Common Stock Is Considered A Penny Stock, Which May Be Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There Is No Assurance Of A Public Market Or That Our Common Stock Will Ever Trade On A Recognized Exchange. Therefore, You May Be Unable To Liquidate Your Investment In Our Stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. Common stock is quoted on the OTCBB and/or the OTCQB, and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market.  There can be no assurance that a market maker will agree to file the necessary documents with the FINRA for our common stock to be eligible for trading on the over-the-counter market, nor can there be any assurance that such an application for quotation will be approved.  Nor can there be any assurance that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders.  All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we plan to engage a market maker to obtain a listing on the OTCBB and/or the common stock is quoted on the OTC Bulletin Board (“OTCBB”) and/or the middle tier of the OTC Market known as the OTCQB, and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market.  In order to be quoted on the OTCBB and/or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA for our common stock to be eligible for trading on the over-the-counter market, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net tangible book value per share of common stock immediately after completion of the offering.  The shares of common stock offered hereunder are issued and outstanding and will be sold by the selling security holders at a price of $0.10 per share until the Company’s common stock is quoted on the OTCBB and/or OTCQB.  Thereafter the selling security holders will sell at prevailing market prices.  The net tangible book value per share of the Company’s common stock prior to the offering hereunder is $-0.03 per share, and after the offering hereunder will be $-0.003 per share, determined by dividing the net tangible book value (tangible assets minus liabilities) by the number of shares of common stock outstanding before and after the offering hereunder.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 286,000 shares of our common stock held by 23 shareholders.  Such shareholders include the holders of 286,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in May 2012 at an offering price of $0.05 per share.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 29, 2014 and the number of shares of common stock being offered by the selling stockholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time.  However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares of Common Stock Beneficially Owned Prior To Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percent Ownership After Offering (2)
Ben Carr	5,000	5,000	-nil-	0%
Jeff Chatfield	20,000	20,000	-nil-	0%
Sheree Eckhadt	5,000	5,000	-nil-	0%
Avila Esperanza	5,000	5,000	-nil-	0%
James Francella (3)	10,000	10,000	-nil-	0%
Mary Francella (4)	10,000	10,000	-nil-	0%
Christa Harville	20,000	20,000	-nil-	0%
Sharon Harville	20,000	20,000	-nil-	0%
Daniel Jestand	5,000	5,000	-nil-	0%
Kerri Johnson	10,000	10,000	-nil-	0%
Stanley Lee	10,000	10,000	-nil-	0%
Karen Long	10,000	10,000	-nil-	0%
Michael Long	20,000	20,000	-nil-	0%
Richard Long	10,000	10,000	-nil-	0%
Jo Ann Meli	20,000	20,000	-nil-	0%
Suzanne Mikhail	5,000	5,000	-nil-	0%
Livio Pelaez	5,000	5,000	-nil-	0%
Julian Rauch	20,000	20,000	-nil-	0%
Pete Shepperd	5,000	5,000	-nil-	0%
Sierra West Capital, Inc. (5)	20,000	20,000	-nil-	0%
John Stanich	40,000	40,000	-nil-	0%
Z Lorenza Sullivan	6,000	6,000	-nil-	0%
Jerry Vanderham	5,000	5,000	-nil-	0%
TOTAL	286,000	286,000

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes below, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	The percentage of beneficial ownership is based on 1,286,000 shares of Common Stock outstanding post-offering.
(3)	James Francella is the brother] of Richard Francella and the son of Sara Francella.
(4)	Mary Francella is the sister-in-law of Richard Francella and daughter-in-law of Sara Francella.
(5)	The controlling shareholder of Sierra West Capital is Jeff Chatfield.

To our knowledge, none of the selling shareholders:

●	has had a material relationship with us other than as a shareholder at any time within the past three years;
●	has ever been one of our officers or directors; or
●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and/or the OTCQB and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB and/or the OTCQB, shareholders may sell their shares in private transactions to other individuals.   After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application and there can be no assurance that a market maker will agree to file the necessary documents with FINRA for our common stock to be eligible for trading on the over-the-counter market, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holders must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

●	ordinary broker transactions, which may include long or short sales;
●	transactions involving cross or block trades on any securities or market where our common stock is trading;
●	through direct sales to purchasers or sales effected through agents;
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise);
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.  To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling stockholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.  We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $8,800.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently, there are 1,286,000 shares of common stock issued and outstanding.

The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
●	are entitled to one non-cumulative vote per Share on all matters on which shareholders may vote.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent

Currently we do not have a stock transfer agent and we function as our own transfer agent.  We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Malone Bailey, LLP to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the common shares being offered hereby will be passed upon by Karen A. Batcher, Esq of Synergen Law Group, APC Chula Vista, California.

DESCRIPTION OF BUSINESS

The Company

We were incorporated on March 14, 2012 in the State of Nevada.  In March 2012, we completed a merger with Premier Pacific Construction, Inc., a California corporation (“PPC-CA”).  PPC-CA was originally formed in 2000 by our President, Richard Francella to provide general contracting and construction services within San Diego County, California.  Mr. Francella has been a licensed contractor in the State of California since July 24, 2008.

In 2009, this country experienced an economic downturn and resulting depression in the real estate market.  The real estate market has started to recover, with existing home sales in June 2013 up 15.2% from the previous year.  Source:  National Association of Realtors.

The National Association of Home Builders (“NAHB”) recently announced a rebound  in the remodeling market in the second quarter of 2013.   According to the NAHB, the Remodeling Market Index (“RMI”) rose six points to 55.  This is the first time the RMI has been over 50 in eight years.   An RMI above 50 indicates that more remodelers report that market activity is higher compared to the prior quarter. The overall RMI averages ratings of current remodeling activity with indicators of future remodeling activity.  The NAHB partially attributes rise in existing home sales to the positive report.  Source: www.nahb.org/remodel.

The Company plans to take advantage of the upswing in the remodeling market by providing renovation and upgrade services to homeowners who need to sell their homes and wish to get the highest price possible.  We will focus primarily on building relationships with real estate brokers who can (1) refer us to selling homeowners, and (2) advise us on potential property market value of the home after renovation.  We will contract directly with the selling homeowner to provide our renovation and upgrade services and materials with little or no up-front payment to us.  Rather, our contracts will provide for payment through escrow at the time of sale.  We intend to include a contract provision for payment should the selling homeowner decide not to sell the property.  To secure payment, we intend to file construction liens with the appropriate county recorder’s office pursuant to State and local laws.

We will initially market our pre-sale renovation and upgrade services to real estate brokers and homeowners within San Diego County, California.  If our marketing efforts in San Diego County are successful, we will consider expanding our marketing in the counties of Orange and Riverside in California.

Our President, Richard Francella, has initiated efforts to build strategic partnerships with real estate brokers within San Diego County who represent selling homeowners with properties that can be renovated to produce higher resale value.  In this regard, Mr. Francella has contacted real estate brokers known by him within San Diego County and has received verbal commitments from these brokers that they will refer selling homeowners who might benefit from our pre-sale renovation and/or upgrade services.

Before we commit to providing any pre-sale renovation and/or upgrade services, we must first assess the property to determine whether the property’s value can be enhanced by our services.  The most important factors to be considered are the valuation of comparisons in the respective geographic area with consideration to the length of time properties are on the market for sale. The amount of like properties in inventory in the same geographic area will dictate the pace of sales, which would dictate the turn (sale) of the renovated properties.

If we determine whether the property value can be enhanced by our services, we must then work with the homeowner on a renovation and/or upgrade plan.  Some of the factors we will consider in deciding what type of renovations and/or upgrades should be made include the age of the property, age and functionability of appliances, state of repair of flooring, tiles, walls, faucets, etc.  All upgrades would be considered to GO GREEN (i.e. eco-friendly) where applicable, which might include new and more efficient appliances, low flush toilets, water and electric conservation water heaters and insulated windows.

We maintain our principal offices at 13103 Golden Way, Poway, CA  92064, and our telephone number is (858) 748-7152.

Employees

We currently have only one employee.  Richard Francella, our sole officer and Director, works 30 hours per work week as a general contractor on behalf of the Company.  Mr. Francella plans to spend at least 10 hours per week marketing and promoting our pre-sale renovation and upgrade services.

Business Development

We seek to develop mutually beneficial business relationships with real estate brokers who have been engaged to represent sellers of residential property. Our ability to fully implement this marketing program is dependent upon available working capital. In light of the fact that the Company has nominal cash and that customers will not contribute to upfront costs of projects, we will not be able to implement our marketing program unless our existing operations grow or unless we obtains additional financing. We currently have no arrangements or commitments for additional financing.

Additionally, if we use our working capital faster than originally planned, we may be required to substantially curtail our business development efforts as well as face higher costs for renovating and/or upgrading sellers’ properties.  The implementation of a scaled-back program would slow our revenue growth.

Marketing and Sales

Our initial marketing efforts are geared toward developing mutually beneficial business relationships with real estate brokers.  Once we have built these relationships, our efforts may extend to marketing and promoting our services directly to homeowners in local publications.

Competition

We currently know of only one local competitor that offers renovation and real estate brokerage services as a package.  However, to the best of our knowledge, there is no other contractor that is willing to provide homeowners with renovations and upgrades to their properties without payment up front and without being tied to using a particular real estate broker.  Our local competitor is an established company with the ability to widely promote their services via television commercials.  There  is no guarantee that we will compete successfully with our competition.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 13103 Golden Way, Poway, CA  92064, and our telephone number is (858) 748-7152.  This office space is being provided to the registrant free of charge by our president, Richard Francella. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.  It is provided to us free of charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock.  We anticipate applying for quoting of our common stock on the OTCBB and/or OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart.  However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB and/or OTCQB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had a total of 25 holders of our common stock.

Rule 144 Shares

All 1,286,000 of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a non-affiliate shareholder of a non-reporting company who has satisfied a one year holding period for such restricted securities may sell their shares without registration.  Our non-affiliate shareholders have held their shares for more than one year.  Accordingly, those shares are available for resale pursuant to Rule 144.

Affiliates of non-reporting companies may sell their shares after a one year holding period subject to certain volume limitations.  Our sole officer and director owns 500,000 restricted shares, or 39% of the outstanding common stock.  Since this officer has held his shares for more than one year, his shares are available for resale.  The sale of these shares, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
  Premier Pacific Construction, Inc.
  Poway, California

We have audited the accompanying balance sheets of Premier Pacific Construction, Inc. as of December 31, 2013 and 2012 and the related statements of operations, shareholders’ equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Pacific Construction, Inc. as of December 31, 2013 and 2012 and the results of operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Premier Pacific Construction, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Premier Pacific Construction, Inc. suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

February 20, 2014

PREMIER PACIFIC CONSTRUCTION INC.
Balance Sheets

	December 31, 2013	December 31, 2012

ASSETS
Current Assets
Cash and cash equivalents	$17,506	$4,479

Other current assets
Pre-paid expenses	662	-
Fixed assets
Computer and office equipment	957	-

TOTAL ASSETS	$19,125	$4,479

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	3,000	-
Loan from shareholder	14,063	1,250
Progress Billings	12,669
Total current liabilities	29,732	1,250
TOTAL LIABILITIES	$29,732	$1,250

STOCKHOLDER'S EQUITY
Common Stock $0.001 par value, 75,000,000 authorized and
1,286,000 issued.	1,286	1,286
Additional paid-in capital	33,755	28,655
Accumulated Deficit	(45,648)	(26,712)
TOTAL STOCKHOLDERS' EQUITY(DEFICIT)	(10,607)	3,229

TOTAL LIABILITITES & STOCKHOLDERS' EQUITY	$19,125	$4,479

The accompanying notes are an integral part of theses financial statements

PREMIER PACIFIC CONSTRUCTION INC.
Statements of Operations

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Revenue
Third Party Revenue	$13,130	$32,450
Related party revenue	-	15,400
Total Revenue	13,130	47,850

Cost of goods sold
Job Related Costs	6,771	29,655
Related party- job costs	-	5,669
Gross Profit	6,359	12,526

Operating costs
Professional fees	12,351	12,790
General and administrative	12,944	7,868
Total operating costs	25,295	20,658

Net Loss	$(18,936)	$(8,132)

Basic earnings per share	$(0.01)	$(0.01)

Weighted average number of
common shares outstanding basic and diluted	1,286,000	1,286,000

The accompanying notes are an integral part of theses financial statements

PREMIER PACIFIC CONSTRUCTION INC.
Statements of Stockholders' Equity
For years ended December 31, 2013 and December 31, 2012

				Deficit
		Common		Accumulated
	Common	Stock	Additional	During
	Stock	Amount	Paid-in Capital	Development Stage	Total

Balance, December 31, 2011	100,000	$1,000	$17,580	$(18,580)	$-
Additional shares issued for merger (Change in par value)	900,000	-	-	-	-
Shares issued for cash	286,000	$286	$14,014	$-	$14,300
Cash withdrawal			(2,939)		(2,939)
Net loss	-	-	-	(8,132)	(8,132)
Balance December 31, 2012	1,286,000	$1,286	$28,655	$(26,712)	$3,229
Additional paid-in capital by founder			5,100		5,100
Net loss	-	-	-	(18,936)	(18,936)
Balance December 31, 2013	1,286,000	$1,286	$33,755	$(45,648)	$(10,607)

The accompanying notes are an integral part of theses financial statements

PREMIER PACIFIC CONSTRUCTION INC.
Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$(18,936)	$(8,132)
Changes in operating assets and liabilities:
Pre-paid expenses	(662)	-
Progress Billings	12,669
Accounts payable	3,000	-
Net cash used in operating activities	(3,929)	(8,132)

INVESTING ACTIVITIES
Computer and office equipment	(957)	-
Net cash provided by investing activities	(957)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder loans	12,813	1,250
Issuance of common stock for cash	-	14,300
Cash withdrawal from shareholder	-	(9,381)
Cash contribution from shareholder	-	50
Cash contribution from shareholder for expenses	5,100	6,392
Net cash provided by financing activities	17,913	12,611

Net change in cash	13,027	4,479
Cash and cash equivalents at beginning of period	4,479	-
Cash and cash equivalents at end of period	$17,506	$4,479

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of theses financial statements

PREMIER CONSTRUCTION, INC. NOTES TO FINANCIAL STATEMENTS December 31, 2013

1.  NATURE OF OPERATIONS

Premier Pacific Construction, Inc. (“The Company”) was originally incorporated in the State of California on July 28, 2000 in the name of Francella’s Kitchen and Bath Refinishing Inc. to engage in the business of small scale construction, repairs and alterations for residential clients. On August 8, 2008 the Company changed its name to Premier Pacific Construction, Inc., a California Corporation (“PPC-CA”). The Company merged with Premier Pacific Construction Inc., a Nevada Corporation (“PPC-NV”) in March of 2012.

Going Concern Consideration

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.  As of December 31, 2013 and 2012, the Company did not have cash balances in excess of the Federal Deposit Insurance Corporation’s $250,000 limit.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of products or services in accordance with ASC 605-35-25-1” Revenue Recognition in Financial Statements”. The Company has adopted the “Completed Contract Method of Accounting”. Revenue will consist of services income and will be recognized only when the following criteria have been met: i) Persuasive evidence of an agreement has been met; ii) Service has occurred; iii) The fee is fixed or determinable; iv) The collection is reasonably assured.

Progress Billings

We receive payments from customers as down payments on contracts and record them as progress billings.  The revenue related to these progress billings is recognized as revenue in accordance with our revenue recognition policies above.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2013 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

(Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of December 31, 2013, there are no dilutive securities.

3. STOCKHOLDERS’ EQUITY

During 2012, the Company sold 286,000 shares to various investors for net proceeds of $14,300.

As of December 31, 2013, there are 75,000,000 shares authorized and 1,286,000 issued and outstanding.

4. RELATED PARTY TRANSACTIONS

During 2013, the majority shareholder loaned the Company $12,813. This is in addition to the $1,250 loaned in 2012. As of December 31, 2013 the outstanding loan is $14,063. The loan carries no interest and has no maturity date.

The majority shareholders of the Company have paid some of the Company’s expenses from their personal funds in order for the Company to remain in business.  These have been recorded as “additional paid-in capital” and while these monies carry no interest and have no maturity date, from time to time they have been repaid to the shareholders and the “additional paid-in capital” account has been reduced as a result.

5. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through February 20, 2014. During this period, the Company did not have any material recognizable events.

PREMIER PACIFIC CONSTRUCTION INC.
Balance Sheets (Unaudited)

	June 30, 2014	December 31, 2013

ASSETS
Current Assets
Cash and cash equivalents	$10,888	$17,506
Pre-paid expenses	662	662
Total Current Assets	11,550	18,168

Computer and office equipment	957	957

TOTAL ASSETS	$12,507	$19,125

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	3,000	3,000
Loan from shareholder	3,963	14,063
Progress billings	-	12,669
Total current liabilities	6,963	29,732

TOTAL LIABILITIES	$6,963	$29,732

STOCKHOLDER'S EQUITY
Common Stock $0.001 par value, 75,000,000 authorized and 1,286,000 issues	1,286	1,286
Additional paid-in capital	33,755	33,755
Accumulated Deficit	(29,497)	(45,648)
TOTAL STOCKHOLDERS' EQUITY(DEFICIT)	5,544	(10,607)

TOTAL LIABILITITES & STOCKHOLDERS' EQUITY (DEFICIT)	$12,507	$19,125

See notes to unaudited interim financial statements.

PREMIER PACIFIC CONSTRUCTION, INC.
Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenue
Third party revenue	31,477	5,750	68,972	7,000
Total revenue	31,477	5,750	68,972	7,000

Cost of goods sold
Job related costs	17,489	6,000	43,825	6,000
Gross profit	13,988	(250)	25,147	1,000

Operating costs
Professional fees	-	2,600	5,325	4,351
General and administrative	2,072	840	3,671	3,587
Total operating costs	2,072	3,440	8,996	7,938

Net Income (Loss)	11,916	(3,690)	16,151	(6,938)

Basic earnings per share	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average number of
common shares outstanding basic and diluted	1,286,000	1,286,000	1,286,000	1,286,000

See notes to unaudited interim financial statements.

PREMIER PACIFIC CONSTRUCTION, INC.
Statement of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$16,151	$(6,938)
Changes in operating assets and liabilities:
Pre-paid expenses	-
Progress billings	(12,669)	-
Accounts payable	-	3,000
Net cash used in operating activities	3,482	(3,938)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of shareholder loans	(10,100)	-
Net cash provided by financing activities	(10,100)	(3,938)

Net change in cash	(6,618)	(3,938)

Cash and cash equivalents at beginning of period	17,506	4,479

Cash and cash equivalents at end of period	$10,888	$541

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	$-

Income Taxes	$-	$-

See notes to unaudited interim financial statements.

PREMIER PACIFIC CONSTRUCTION, INC.
NOTES TO (UNAUDITED) FINANCIAL STATEMENTS
June 30, 2014

1.  BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements which are included in this Amendment No.3 to Form S-1 as filed with the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

Going Concern Consideration

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. RELATED PARTY TRANSACTIONS

In the period ending June 30, 2014, the loan from the majority shareholder was reduced by $10,100 and $3,963 is still outstanding. The loan carries no interest, has no maturity date.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Plan of Operations

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

The Company has been operating since 2000, offering general construction services within San Diego County, California.  Over the past two years, we have had little revenue from operations and limited assets.  Our plan is to continue to offer general construction services while expanding our business into renovation of real estate properties to be sold.

During the next 12 months the Company will concentrate on networking with local real estate brokers who could refer homeowners who are interested in selling their properties, but need renovations and/or upgrades to increase the market value.  Our 12 month plan also includes building a website to attract real estate brokers and homeowners, completing our sub-contractor list, prospect for clients, and marketing our business on affiliate websites.

Within the next 6 months, we plan to have our website completed.  For our internet marketing efforts, the website content will be search engine optimized, as well as outreaches to relevant partner sites and blogs to build link exchanges, driving traffic to our site.  A stylish direct mail piece will also be produced highlighting our services and targeted to real estate brokers.

We anticipate that the design and development of the website will take approximately six weeks and the customer outreach will take six months.  We will immediately begin our advertising and marketing to source prospective realtor partners, investors and contractors through cold calls, referencing state lists of licensed and registered contractors, and direct mail strategies.   We will focus our marketing on real estate brokers, agents and real estate investor professionals.   The following table summarizes our planned marketing activities.

	Planned activities	Budget
a)	Creating website	$3,000 - $4,000

b)	Advertising through Industry related publications	$2,000-$3,000

c)	Advertising through consumer special interest publications such as magazines, newsletters and newspapers.	$4,000-$5,000

d)	Attending industry related Trade Shows and Expos	$2,000-$3,000

e)	Public Relations activities, including: creating a PR package, contacting media outlets, writing expert articles and industry related news and updates for submission to various consumer periodicals	$2,500-$3,500

f)	Direct marketing	$1,500-$2,500

TOTAL ANTICIPATED MARKETING EXPENSES		$15,000-$21,000 (*)

(*)  The amount of funds necessary to implement our marketing activities and plan of operation cannot be predicted with any certainty and may exceed any estimates set forth above.

In the event that we are unable earn enough revenue from operations, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and the Company.

We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of outside contractors for the design and development of our website and for labor on our real estate property renovations.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $12,000 in the next year and will be higher, in the following years, if our business volume and activity increases.  Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.   The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

Results of Operations

We incurred net losses from operations in the amount of $18,936 for the year ending December 31, 2013, and realized revenue from operations in the amount of $11,916 and $16,151for the three and six months ending June 30, 2014 respectively. Our gross profits (revenues less cost of goods sold) for the year ending December 31, 2013 and for the three and six months ending June 30, 2014 were $6,359, $13,988 and $25,147 respectively. We incurred operating expenses in the amount of $25,295 for the year ending December 31, 2013 and $2,072 and $8,996 for the three and six months ending June 30, 2014. These operating expenses for the period ended December 31, 2013 and the three and six months ended June 30, 2014 included professional fees of $12,351, $0 and $5,325 respectively in addition to administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of June 30, 2014, we had cash of $10,888 and operating working capital of $5,544. Over the past two fiscal years, the Company has funded its operations primarily through sales of common stock and through loans from its President, Richard Francella. Net cash flows from operations represented the Company’s principal source of cash for the period ending June 30, 2014.

Our current average monthly expenses are about $400, of which $218 is for phone, $105 is for gasoline, and $77 is for miscellaneous. We have been able to pay our monthly expenses from income from operations, sales of our common stock, and stockholder loans. We do not foresee quantifiable long term liquidity needs that vary from our current since those needs are dependent on whether or not we enter into contracts to provide pre-sale renovation and upgrade services.

Richard Francella will be the only employee initially as the company seeks contracts. Additionally there will be little if any capital expenditures due to the nature of the business and the ability to bring in subcontractors for the bigger work.  We believe that we have enough cash to support our daily operations and produce revenues while we are attempting to commence the expansion of our business with our pre-sale renovation and upgrade services.  However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment.  We also do not expect any significant additions to the number of employees.  The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our pre-sale renovation and upgrade services.

Increase in mortgage interest rates or unavailability of mortgage financing could adversely affect the ability of homebuyers to sell their current homes.  As a result, once we commit to provide pre-sale renovation and upgrade services to a client, our margins, revenues, and cash flows may also be adversely affected.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future.  Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have an accumulated deficit through June 30, 2014 of $29,497. The Company will most likely require additional funding for development and this additional funding may be raised through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to obtain. There is no guarantee that the Company will be able to raise any capital through any type of offerings. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.  Our executive officers and directors and their respective ages as of April 29, 2014, are as follows:

Name	Age	Position(s) and Office(s) Held
Richard Francella	43	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Set forth below is a brief description of the background and business experience of our sole officer and director. The registrant believes that the skills, experiences and qualifications of its officer and director provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Richard Francella has been the President, Chief Executive Officer and Director of the Company since its inception.  In 2013, Mr. Francella was also elected to serve as the Company’s Secretary and Chief Financial Officer.  Mr. Francella has been a licensed contractor since 2008.  He is currently licensed with the California Contractors State License Board in the following classifications: B – General Building Contractor; C33 – Painting and Decorating; D12 – Synthetic Products; and D52 – Window Coverings.  Mr. Francella has worked as a General Building Contractor since 2008. Prior to 2008, Mr. Francella did commercial and residential painting, millwork, custom countertops, and light framing.  Since its inception, Mr. Francella has personally negotiated terms for construction projects, negotiated with, hired and supervised sub-contractors, managed completion of residential and commercial construction projects, secured all required permit approvals, estimated project costs and used actual costs, managed value-engineering process with client to ensure modifications to project specifications continued to meet project goals and client expectations, managed the Company’s accounts receivable and accounts payable, and generally managed the Company’s finances.  Based on Mr. Francella’s experience as a general contractor as well as his experience running the Company’s day-to-day operations, the Company has concluded that Mr. Francella should serve as its Director.

Mr. Francella is not currently, nor has he ever been, a director of any public company.

Directors
Our bylaws authorize no less than one (1) director.  We currently have one Director.

Director Independence
Our Board of Directors has adopted the definition of “independence” as described in NASDAQ Rules 4200 and 4350.  Independent directors would not include anyone who, within the past three years, be employed by our Company or any parent or subsidiary of our Company or any of their family members; or any director who is, or who has a family member who is, a controlling shareholder.   Our Board of Directors has determined that its members do not meet the independence requirements.

Term of Office
Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees
We have no significant employees other than our President.

Director Compensation
We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings
None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

●
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements
There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth compensation for the periods ended December 31, 2013 and 2012, awarded to, earned by, paid to or accrued for the benefit of our principal executive officer and our principal financial officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	($)	($)	($)	($)
Richard Francella President, CEO, CFO, Secretary(1)	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Sara Francella CFO, Secretary(2)	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Robert Francella Secretary(3)	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
(1)	Richard Francella has served as the Company’s President and CEO since inception. He was appointed as the Company’s CFO and Secretary upon the resignation of Sara Francella.
(2)
Sara Francella served as our Director and CFO since the Company’s inception. She was appointed as the Company’s Secretary in July 2012 upon the resignation of Robert Francella and resigned as the Company’s Director, CFO and Secretary in December 2013.

(3)	Robert Francella served as a Director and as the Company’s Secretary from the Company’s inception until July 2012.

Narrative Disclosure to the Summary Compensation Table
Our named executive officers do not currently receive any compensation for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table
The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Richard Francella	0	0	0	0	n/a	0	0	0	0

Sarah Francella	0	0	0	0	n/a	0	0	0	0

Directors’ Compensation
The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as director for the periods ended December 31, 2013 and 2012.

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
						Change in
						Pension
		Fees				Value and
		Earned			Non-Equity	Nonqualified	All
		or			Incentive	Deferred	Other
		Paid in	Stock	Option	Plan	Compensation	Compen-
		Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name		($)	($)	($)	($)	($)	($)	($)
Richard Francella (1)	2013	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0

Sara Francella (2)	2013	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0

Robert Francella (3)	2013	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
(1)	Richard Francella served as the Company’s Director since its inception.
(2)
Sara Francella served as our Director and CFO since the Company’s inception. She was appointed as the Company’s Secretary in July 2012 upon the resignation of Robert Francella. In December 2013, Ms. Francella resigned as the Company’s Director, CFO and Secretary.

(3)	Robert Francella served as a Director and as the Company’s Secretary from the Company’s inception until July 2012.

Narrative Disclosure to the Director Compensation Table
Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.  All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table sets  forth the  ownership,  as of April 29, 2014, of our common  stock  by each  of our  directors,  and by all  executive  officers  and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of April 29, 2014, there were 1,286,000 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class*

Common	Richard Francella President, CEO, CFO, Secretary and Director	500,000	38.9%

Common	Total all executive officers and directors	500,000	38.9%

Common	Sara Francella(2)	500,000	38.9%

Common	Total 5% Shareholders	500,000	38.9%

(1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

(2)  Sara Francella is the mother of the Company’s sole officer and director, Richard Francella.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

During 2012, Richard Francella loaned the Company $1,250 in order to repay two investors who requested a return of their investment. During 2013, Richard Francella loaned the Company $12,813 to finance the Company’s operations.  The loans, which carry no interest and have no maturity date, were not memorialized in writing.

The majority shareholders of the Company have paid for some of the Company’s expenses from their personal funds in order for the Company to remain in business.  These have been recorded as “additional paid-in capital” and while these monies carry no interest and have no maturity date, from time to time they have been repaid to the shareholders and the “additional paid-in capital” account has been reduced as a result.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  directors, officers,  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction. We will then be governed by the court's decision.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$3,800
Legal fees and expenses	$5,000
Total	$8,804

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

a.     the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

b.     the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

c.     the directors may cause the registrant to purchase and maintain insurance for the benefit6 of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

RECENT SALES OF UNREGISTERED SECURITIES

In March 2012, we issued 500,000 shares of our common stock to each Richard Francella and Sara/Robert Francella for a total of 1,000,000 shares.  The shares were issued in exchange for 100,000 shares of common stock in Premier Pacific Construction, Inc. a California corporation pursuant to a merger agreement between the two companies.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 286,000 shares of our common stock at a price of $0.05 per share to a total of twenty-three (23) purchasers on May 18, 2002.  The total amount we received from this offering was $14,300. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant to pursuant to Rule 504 promulgated under the Securities Act of 1933, as amended.

The common stock issued in our Rule 504 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933.  Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in May 2012 were restricted in accordance with Rule 144 of the Securities Act of 1933.  We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20509, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby.  We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20509, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330).  These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus.  No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

TABLE OF EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion and Consent of Synergen Law Group, APC*
23.1	Consent of MaloneBailey, LLP
* Previously filed with our Form S-1 Registration Statement on November 5, 2013.

UNDERTAKINGS

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which  was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and  the offering of such securities at that time shall be deemed to be the      initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each   prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or  made in any such document immediately prior to such date of first use.

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, State of California on August 21 , 2014.

PREMIER PACIFIC CONSTRUCTION, INC.

/s/ Richard Francella
By: Richard Francella, President, CEO, CFO, Secretary and Sole Director
(Principal Executive Officer and Principal Financial Officer)